UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 1, 2008

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant

KPMG LLP was previously the principal accountants for Angeion Corporation (the Company). On May 1, 2008, that firm was dismissed and Virchow Krause & Company was engaged as principal accountants. The decision to change accountants was approved by the audit committee of the board of directors.

During the two fiscal years ended October 31, 2007, and the subsequent interim period through May 1, 2008, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised Angeion Corporation of the following material weakness:  the Company did not have, and through its engagement of third party outside advisers did not acquire, adequate technical expertise to effectively oversee and review the Company’s accounting for the utilization of pre-emergence bankruptcy net operating loss (NOL) carry forwards in accordance with AICPA Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code.  As a result, the Company restated the financial information included in the first three quarters of the year ended October 31, 2006, to correct a material error in the provision for taxes, goodwill, and other intangible assets.

The audit reports of KPMG LLP on the consolidated financial statements of Angeion Corporation as of and for the years ended October 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG LLP’s report on the consolidated financial statements of Angeion Corporation as of and for the years ended October 31, 2007 and 2006, contained a separate paragraph stating that “ As discussed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Standards No. 123 (revised 2004), Share-Based Payment, on November 1, 2006 and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, in the year ended October 31, 2007.”

                A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.

Selection of Virchow Krause & Company, LLP

Effective May 1, 2008, the Audit Committee of the Board of Directors of the Company approved the engagement of Virchow Krause & Company, LLP (“Virchow Krause”) as the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2008 to replace KPMG.

During the two most recent fiscal years and the subsequent interim period through the date of this Form 8-K, the Company did not consult with Virchow Krause regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On May 7, 2008, the Company issued a press release announcing the dismissal of KPMG and the engagement of Virchow Krause to serve as the Company’s independent auditor.  The press release is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits.

Item 9.01               Financial Statements and Exhibits.

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
16.1	Letter dated May 7, 2008 of KPMG LLP
99.1	Press release of Angeion Corporation issued May 7, 2008

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANGEION CORPORATION

	By	/s/ William J. Kullback
William J. Kullback
Senior Vice President and Chief Financial Officer

Dated: May 7, 2008